DELAWARE GROUP ADVISER FUNDS
Registration No. 811-7972
FORM N-SAR
 Annual Period Ended October 31, 2003


SUB-ITEM 77I:  Terms of new or amended securities

The response to sub-item 77I with respect to the Class R shares of the Delaware Diversified Income and Delaware U.S.
Growth Funds is incorporated by reference to Registrant's
Post-Effective Amendment No. 23 filed with the Commission on April 30, 2003.